EXHIBIT 99.3

FRONTSTREET HUGOTON LLC AND SUBSIDIARY

TABLE OF CONTENTS

CONSOLIDATED INTERIM FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006

Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006

Consolidated Statements of Cash Flows the nine months ended September 30, 2007 and 2006

Notes to Consolidated Interim Financial Statements

FRONTSTREET HUGOTON LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2007	2006
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$3,409	$1,906
Accounts receivable	4,590	7,426
Other current assets	182	134

Total current assets	8,181	9,466

PIPELINE AND GATHERING FACILITIES:
Pipeline and gathering facilities placed in service	100,271	100,283
Construction in progress	29,406	7,905

Total pipeline and gathering facilities	129,677	108,188

Less accumulated depreciation	(34,988)	(30,775)

Total	94,689	77,413

TOTAL ASSETS	$102,870	$86,879

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,556	$9,078
Accrued liabilities	930	601

Total current liabilities	5,486	9,679

MEMBERS’ EQUITY	97,384	77,200

TOTAL LIABILITIES AND MEMBERS' EQUITY	$102,870	$86,879

See notes to consolidated interim financial statements.

FRONTSTREET HUGOTON LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (unaudited)
(In thousands)

	September 30,	September 30,
	2007	2006

OPERATING REVENUES—Pipeline and gathering revenues	$31,831	$31,492

OPERATING EXPENSES:
Operating and maintenance	19,226	20,141
Depreciation	4,480	4,886
Related party management fees	206	210
Professional services	83	76

Total operating expenses	23,995	25,313

OPERATING INCOME	7,836	6,179

OTHER INCOME	56	91

NET INCOME	$7,892	$6,270

See notes to consolidated interim financial statements.

FRONTSTREET HUGOTON LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 (unaudited)
(In thousands)

	September 30,	September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,892	$6,270
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	4,480	4,886
Changes in operating assets and liabilities:
Accounts receivable	2,835	(2,656)
Other current assets	(48)	(54)
Long-term receivable
Accounts payable	1,385	(1,380)
Accrued liabilities	328	380

Net cash provided by operating activities	16,872	7,446

CASH FLOWS FROM INVESTING ACTIVITIES—Capital expenditures	(27,663)	(1,904)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	28,283	1,917
Distributions to members	(15,990)	(8,886)

Net cash (used in) provided by financing activities	12,293	(6,969)

NET (DECREASE) INCREASE IN CASH AND
CASH EQUIVALENTS	1,502	(1,427)

CASH AND CASH EQUIVALENTS—at beginning of period	1,907	2,916

CASH AND CASH EQUIVALENTS—at end of period	$3,409	$1,489

SUPPLEMENTAL CASH FLOW INFORMATION—Noncash capital
expenditures in accounts payable and accrued liabilities	$1,388	$98

See notes to consolidated interim financial statements.

FRONTSTREET HUGOTON LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1.	ORGANIZATION AND BASIS OF PRESENTATION

FrontStreet Hugoton LLC was formed in the State of Delaware and commenced operations on July 26, 2002, for the purpose of owning the equity interests of WGP-KHC, LLC (FrontStreet Hugoton LLC’s wholly owned subsidiary), whose purpose is owning the gas gathering pipeline in the Hugoton, Kansas area.  As of September 30, 2007 and December 31, 2006, the participating interests of FrontStreet Hugoton LLC and subsidiary (the “Company”) members were 95 percent by ASC Hugoton, LLC (“ASC”) and 5 percent by FrontStreet EnergyOne, LLC (“FSEO”).

Under terms of FrontStreet Hugoton LLC’s limited liability company operating agreement, additional capital contributions, gains and losses of the Company and cash distributions are allocated to the members based upon each member’s respective ownership interest.

The Company acquired 100 percent of the voting and ownership interests of WGP-KHC, LLC on July 26, 2002, for $79.9 million.  The purpose of this transaction was to acquire ownership of a natural gas gathering system in Kansas (the “Gathering System”) and to hold the asset until the exhaustion of the underlying producing basin, which is the Hugoton gas field.  The Company recorded no goodwill in conjunction with the acquisition.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation—The consolidated financial statements include the accounts of the Company.  All material intercompany transactions and balances have been eliminated in consolidation.

Estimates—The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash and Cash Equivalents—All liquid investments with an original maturity of three months or less are considered cash equivalents.

Pipeline and Gathering Facilities—Amounts incurred in connection with the purchase of pipeline and gathering facilities are stated at cost and depreciated using the units-of-production method based upon the actual production transported through the system and the related estimated natural gas reserves of the Hugoton gas field.  Construction in progress represents the ongoing development of the gathering system.  Upon completion of construction, related costs are transferred to pipeline and gathering facilities placed in service and depreciated.

The Company assesses its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability is assessed by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of such assets exceed the fair value of the assets.

Income Taxes—The Company is not subject to income tax, but rather the taxable income or loss of the Company is reported on the respective income tax returns of its members.

Pipeline and Gathering Revenues—Pipeline and gathering revenues are recognized as gas volumes are transported through the pipeline and gathering facilities.

3.	BUSINESS AND CREDIT CONCENTRATIONS

One customer accounted for approximately $30.1 million and $30.3 million of the Company’s revenues for the nine months ended September 30, 2007 and 2006, respectively.  The receivable balance related to this customer totaled $4.3 million and $7.3 million as of September 30, 2007 and December 31, 2006, respectively.  This customer accounted for approximately $17.3 million of the Company’s operating expenses in the first nine months of 2007 and $21.6 million of the Company’s capital expenditures in the first nine months of 2007.  This customer accounted for approximately $18.6 million of the Company’s operating expenses for the first nine months of 2006 and $1.8 million of the Company’s capital expenditures in the first nine months of 2006.  The payable balance related to this customer totaled $5.0 million and $8.4 million as of September 30, 2007 and December 31, 2006, respectively.

4.	RELATED PARTY TRANSACTIONS

The Company was charged approximately $206,000 and $210,000 in management fees for the nine months ended September 30, 2007 and 2006, by FrontStreet Partners, LLC.  Additionally, for the respective periods, the Company was charged approximately $212,000 and $206,000 for management and administrative services, accounting and financial services, and operating services, which are included in operating and maintenance expenses in the consolidated statements of operations.

5.	COMMITMENTS AND CONTINGENCIES

There are various claims and contingencies involving the Company, none of which, in the opinion of Management, will have a materially adverse effect on the Company.

6.	GATHERING AGREEMENT WITH BP

In connection with the acquisition of WGP-KHC, LLC, the Company acquired rights and responsibilities under the Gathering Agreement with BP America Production Company (“BP”).  Under the Gathering Agreement, BP dedicates for gathering by the Gathering System all of the commercially producible gas in a defined list of producing fields.  The Gathering Agreement provides for the Company to charge a per unit gathering fee (the “Gathering Fee”) calculated on estimated cost of service over the total estimated units to be transported in a calendar year.  The Gathering Fee is predetermined for a calendar year by November 7 of the preceding calendar year and then subject to redetermination on June 7.  As part of the redetermination process on June 7, the Gathering Fee is trued-up, inclusive of interest, based on actual costs incurred including abandonment costs and actual units transported. For the nine months ended September 30, 2007 and 2006, the Company recorded $32.1 million and $27.3 million, respectively, of revenue under the Gathering Agreement.

The term of the Gathering Agreement is for as long as gas is capable of being produced in commercial quantities, subject to certain exceptions in the event of an ownership change of the gas field, or the removal of BP as operator of the Gathering System.

7.	CONSTRUCTION AND OPERATING AGREEMENT

In connection with the acquisition of WGP-KHC, LLC, the Company obtained the rights and responsibilities under a Construction and Operating Agreement (the “C&O Agreement”) with BP.  Under the terms of the C&O Agreement, BP is responsible for operating, maintaining and repairing the Gathering System.  Subject to prior approval, the Company is responsible for paying for capital additions and expenses incurred by BP as the operator of the Gathering System.  For the nine months ended September 30, 2007 and 2006, the Company expensed $17.3 million and $18.6 million respectively for operating and maintenance expenses under the C&O Agreement.

The C&O Agreement requires BP to comply with all applicable environmental standards.  While the Company would be responsible for any environmental contamination as a result of the operation of the Gathering System, remedies are provided to the Company under the C&O Agreement allowing the Company to recover costs incurred to reclaim a contaminated site.  Additionally, the C&O Agreement states the Company is specifically responsible for the removal, remediation and abatement of Polychlorinated Biphenyls (“Remediation Work”). However, under the terms of the C&O Agreement, the Company can include up to $2.2 million of expenditures for Remediation Work related to conditions in existence prior to October 1994.  BP, exercising its right to review any additional expenditure for Remediation Work above and beyond the $2.2 million, has agreed to pay for remediation work in excess of $2.2 million as of September 30, 2007.  Cumulatively, as of September 30, 2007 and 2006, $2.8 million and $2.8 million had been spent to date on Remediation Work.  The Company also obtained an indemnification against any environmental losses for preexisting conditions prior to the acquisition date from the previous owner.  Approximately $750,000 has been escrowed in the event BP does not agree to include in the cost of service expenditures for Remediation Work.  As of September 30, 2007, the Company has not recorded any obligation for Remediation Work.

The C&O Agreement shall remain in effect until such time as the Gathering Agreement terminates or BP is removed as operator in accordance with terms of the C&O Agreement.

8.	ANNUAL SETTLEMENT PAYMENT AGREEMENT

The Company and BP are party to an Annual Settlement Payment Agreement (“ASPA”).  The purpose of the ASPA is to provide the Company with a fixed return on its investment in the Gathering System.  The ASPA also provides the mechanism for recovery of the costs of current period Remediation Work.  The amount due under the ASPA is calculated monthly, inclusive of interest. Payments under the ASPA for a calendar year are due on the following March 15.  As of September 30, 2007 and December 31, 2006, the Company owed $1.5 million to BP and was due $4.4 million from BP, respectively.

The term of the ASPA is the same as the Gathering Agreement (see Note 6 above).

9.	SUBSEQUENT EVENT

On January 7, 2008, ASC and FSEO sold all of their members’ equity to an affiliate of ASC for approximately $147 million.